EX-10.03 csafexhibit10_03.htm EX-10.03
EXHIBIT 10.03
INVESTMENT MANAGEMENT AGREEMENT
(ERISA Accounts)

This Investment Management Agreement (the “Agreement”) is made as of this 27th day of February, 2014 by and between Campbell Strategic Allocation Fund, a Delaware Statutory Trust (“Client”) and PNC Capital Advisors, LLC (“Investment Manager”).

WHEREAS, Investment Manager is in the business of providing investment management services, and Client desires to engage Investment Manager as investment manager to manage certain securities, cash and other financial instruments,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Client and Investment Manager agree as follows:

1.           Appointment and Duties of Investment Manager

Client hereby appoints Investment Manager as investment manager for the Account, and Investment Manager hereby agrees to serve in such capacity subject to the terms, conditions and powers set forth herein.  Investment Manager acknowledges that it is a “fiduciary” as that term is defined under Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) only with respect to assets of the Account and only to the extent Investment Manager has undertaken duties under this Agreement.  Client appoints Investment Manager to:

(i)           Manage certain securities, cash or other financial instruments acknowledged in writing by Investment Manager including the proceeds of and earnings, if any, on such assets that Client has not directed be disbursed (“Assets”).

(ii)           Record the Assets in one or more accounts (each, an “Account,” collectively the “Accounts”).

(iii)           Invest and reinvest the Assets to the extent of Investment Manager’s discretion.

(iv)           Provide periodic review of the Assets and exercise discretion over the purchase, sale, exchange and tender of securities, financial instruments and other obligations consistent with the most current investment guidelines provided by Client pursuant to Section 2(a) herein.  Client shall be deemed to have approved an Asset unless Client directs Investment Manager to sell such Asset.  Investment Manager shall have no duty to and shall not review, manage or recommend the sale of any of the Assets that Client has directed Investment Manager to purchase or record in the Account.

(v)           Keep proper records of all transactions in the Assets and furnish Client with periodic itemized statements of all receipts and disbursements during the period and a listing of Assets on record at the end of such period.  Client shall assume the responsibility for reconciling such statements.

2.           Investment Policy Statement; Custodians

(a)           Client hereby vests Investment Manager with the full power to supervise and direct the investment of any assets, any and all interest and earnings therefrom, and any additions made by Client, in the Account in accordance with the investment strategy, guidelines and restrictions set forth in the Investment Policy Statement attached as Exhibit A hereto.  The Investment Policy Statement may be modified at any time by the Client upon 10 days’ prior written notice to Investment Manager; provided, however, that no change shall become effective if Investment Manager notifies Client in writing of its objection to the proposed amendment.  Reasonable interpretations of the Investment Policy Statement made by Investment Manager shall be binding on the parties.  Investment Manager shall have no obligation to determine whether the Investment Policy Statement is appropriate for the Client and shall not be responsible or liable for the selection of or revisions to such Investment Policy Statement.

(b)           Client agrees to notify Investment Manager, in writing, of any material changes with respect to Custodian to provide Investment Manager with reasonable prior notice of any intention to appoint a successor custodian, to provide Investment Manager with other relevant information with respect to a successor custodian, and to ensure that any successor custodian is also a qualified custodian as defined in Rule 206(4)-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Investment Manager shall promptly notify the Custodian in writing (including by electronic transmission, facsimile or any other electronic means mutually agreed upon by Investment Manager and the Custodian) of any purchase or sale made for the Account. Investment Manager is not authorized to take physical possession of the assets of the Account (except for the limited purpose set forth in Section 8(b) below); and the Custodian shall have sole responsibility for holding and safekeeping the assets.  Client also authorizes and directs Investment Manager to instruct Custodian on Client’s behalf to (i) send Client at least quarterly a statement showing all transactions occurring in the Account during the period covered by the account statement, and the funds, securities and other property in the Account at the end of the period; and (ii) provide Investment Manager with copies of all periodic statements and other reports for the Account that Custodian sends to Client.  Client understands and agrees that: (i) Investment Manager will not serve as the qualified custodian to the Account, (ii) Investment Manager will not be liable for any act or omission of any Custodian, and (iii) Investment Manager will be entitled to rely on any information provided by any custodian or any other agent of the Client.  The Custodian of the Account is:

Northern Trust

3.           Cash Sweep; Investment in Securities.

(a)           Client acknowledges that with respect to any cash balance sweep vehicles, including money market mutual funds, selected by the Custodian for investment of excess cash balances in the Account, Investment Manager will not have responsibility for advising on such sweep vehicles.  Client represents that responsibility for investment of excess cash balances in the Account will instead reside with Custodian.

(b)           Client acknowledges that Client understands that securities held or purchased in the Account, are not backed by or guaranteed by Investment Manager or its affiliates and are not bank deposits, nor are they issued by, guaranteed by, or obligations of, the FDIC, the Federal Reserve Board, or any other government agency.  Such securities involve investment risks, including possible loss of value.

4.           Voting of Portfolio Securities and Legal Proceedings

(a)           Unless otherwise directed in writing by Client, Client hereby authorizes Investment Manager to exercise, in its discretion, any voting rights with respect to the securities held in the Account.  Client further authorizes Investment Manager to instruct the Custodian to forward promptly to Investment Manager copies of all proxies and shareholder communications relating to voting portfolio securities held in the Account (other than materials relating to legal proceedings). It is understood that Investment Manager is not required to inform Client of the delivery of proxy materials or of an upcoming proxy vote.  It is further understood that Investment Manager is not required to notify Client in advance of or subsequent to any action Investment Manager takes with respect to the voting of proxies.  Investment Manager shall not be liable with regard to the voting of proxies if it does not receive the proxy materials from the Custodian in a timely manner.  Investment Manager has the authority to engage a service provider to assist with administrative functions related to voting client proxies. Client understands and agrees that Investment Manager may determine not to exercise proxy voting rights under certain circumstances, including, potentially, when Investment Manager believes the associated costs of voting outweigh the likely potential benefits of voting.

(b)           Client may obtain a description of Investment Manager’s or its designee’s proxy voting policies and procedures, copies of such proxy voting policies and procedures, and information about how Investment Manager or its designee voted with respect to Client’s securities by contacting Investment Manager at the address and/or telephone number listed below.

(c)           Unless Investment Manager otherwise agrees in writing, Investment Manager will not advise or take any action on behalf of Client in any legal proceedings involving securities held in or formerly held in the Account, including bankruptcies or class actions.

5.           Brokerage and Trading

(a)           Investment Manager may place orders for the execution of transactions with or through such brokers and dealers as Investment Manager may select.  Investment Manager shall seek to obtain best execution of trades for the Account, taking into account customary practices in prevailing markets for the particular types of investments being traded and the full range, quality, and reliability of brokerage services, as well as commission rates and the value of research and investment information provided by the brokers or dealers, and any other relevant factors.  Investment Manager shall not be responsible for any acts or omissions by any broker or dealer selected, provided Investment Manager acted reasonably in its selection.  Investment Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused Client to pay a broker or dealer that provides brokerage and research services to Investment Manager an amount of commission for effecting an investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Investment Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to clients of Investment Manager as to which Investment Manager exercises investment discretion. Client hereby agrees with the Investment Manager that any entity or person associated with Investment Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Client which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended.

(b)           Client acknowledges and agrees that Investment Manager may aggregate purchase or sale orders for the Account with purchase and sale orders for the same security for other client accounts where such aggregation is likely to result generally in a more favorable net result for Investment Manager’s clients, including Client, and is consistent with the Investment Manager’s fiduciary duties under ERISA with respect to Client.  Notwithstanding the foregoing, Investment Manager is under no obligation to aggregate orders even if doing so may result in more favorable net results.

(c)           Client further acknowledges that circumstances may arise under which Investment Manager determines that there is a limited supply or demand for a security.  Under such circumstances, Client acknowledges that, while Investment Manager intends to allocate the opportunity to purchase or sell that security among those accounts managed by Investment Manager on an equitable basis, there may be circumstances preventing the Investment Manager from treating all accounts equally in connection with every trade.  Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all securities purchased or sold for client accounts, Investment Manager will allocate the securities in accordance with Investment Manager’s order allocation procedures to ensure the fair and equitable treatment of all accounts.

(d)           Investment Manager shall not utilize any affiliated broker-dealer to effect securities transactions with respect to the Account, except upon prior written approval by Client and in accordance with Department of Labor Prohibited Transaction Class Exemption 86-128 or any successor thereto.

6.           Account Statements

Client is aware that Federal Regulations may require Investment Manager, without charge and within one business day of its receipt of a broker/dealer confirmation for each security transaction in Client’s Account to forward to Client a written notification which discloses, among other things:  the Investment Manager’s name, Client’s name, the capacity (capacities) in which Investment Manager is acting, the date (and time, within a reasonable period, upon written request of Client) of execution, the identity, price, number of shares or units or principal amount of securities purchased or sold by Client, the name of the broker/dealer, the amount of any remuneration received by such broker/dealer from Client and the amount, if any, of any remuneration received by Investment Manager.  Client is also aware that, under the terms of this Agreement, Investment Manager will provide, or will make arrangements for the Custodian to provide, to Client periodic statements that include a listing of all purchase and sale securities transactions during the period, together with a current listing of the Assets held in the Account.  Client shall accept such periodic statements in satisfaction of the Investment Manager’s obligation to provide written notification as described above; provided, that upon Client’s written request, Investment Manager will provide to Client within a reasonable time and at no additional cost the information identified above.  Upon receipt of the statements, Client will promptly review such statements.  In the absence of Investment Manager’s willful misconduct, breach of fiduciary duties under ERISA or negligence, Investment Manager shall not be liable with respect to the matters set forth in such statements, except for any matters with respect to which Client shall file objections within one hundred twenty (120) days after the closing date of the period shown on such statements, and the matters set forth in such statements shall be deemed approved and ratified by Client.  Client’s approval and ratification of the statements shall be final and binding on all persons who have or will acquire either immediate or future interests in the Account.

7.           Client Responsibilities

Client hereby agrees to provide Investment Manager with all current information regarding Client’s financial situation and investment objectives and to promptly inform Investment Manager of any changes thereto that might affect the management of the Account.  Client acknowledges and agrees that Client must inform Investment Manager in writing as set forth in Section 2 of any requested changes or modifications to the investment style, guidelines and restrictions set forth in the Investment Policy Statement attached hereto as Exhibit A, as well as any specific investment restrictions applicable thereto.  Client must give Investment Manager prompt written notice if Client deems any investment made for the Account to be in violation of such objectives or restrictions. Unless Investment Manager otherwise agrees in writing, Investment Manager shall not be responsible for any tax, securities law or regulatory filings with respect to the Account and the Assets therein.

8.           Fees

(a)           For its services hereunder, Investment Manager shall be compensated in accordance with the Schedule of Fees in effect from time to time, a current copy of which is attached hereto as Exhibit B.  Client acknowledges and agrees that the Fee Schedule may be amended at any time by the Investment Manager upon 30 days’ prior written notice to Client.  The management fee is separate from and does not include brokerage commissions, taxes and other fees and expenses related to the purchase, sale or disposition of assets in the Account, including the fees and/or charges of any service provider, which shall be the responsibility of Client.  Valuation of Assets in the Account pursuant to this Agreement, including for purposes of calculating fees under this Section 8, shall be based on the valuation provided by the Custodian, provided however, that in the event valuation by the Custodian is deemed materially inaccurate by Investment Manager, valuation shall be made by or at the direction of Investment Manager or its designee based on a reasonable fair valuation policy.

(b)           Investment Manager will send to Client on a monthly basis a statement that shows the amount of the fee for such period, the amount of the assets on which such fee was based and the specific manner in which the fee was calculated.  Client will notify Investment Manager within five (5) business days after receipt of the statement of any objections or exceptions.

(c)           If the date of this Agreement is not the first day of the billing period, then the management fee for such period shall be calculated by multiplying a full annual fee by a fraction, the numerator of which shall be the number of days this Agreement was in effect during the billing period and the denominator of which shall be the total number of days during the applicable annual billing period.

9.            Non-Exclusive Contract

       Client understands that Investment Manager and its affiliates perform investment advisory and asset management services for other clients, and may give advice, and take action, in the performance of their duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Account. Nothing in this Agreement shall be deemed to require Investment Manager, its managers, officers, employees agents or affiliates to purchase or sell for the Account any security which it or they may purchase or sell for its or their own account or for the account of any other client.  Client acknowledges that transactions in a specific security may not be accomplished for all client accounts at the same time or same price.

10.           Duration and Termination

(a)           This Agreement shall be effective on the date first mentioned above and shall remain in full force and effect until terminated.  This Agreement may be terminated by either party at any time upon 30 days’ prior written notice to the other party hereto.  Such termination shall not affect any right, obligation or liability of either party for any transaction entered into or obligations incurred before the termination, including, without limitation, Client’s obligation to pay management fees pursuant to Section 8 hereof. Investment Manager shall have the right to complete any transactions that are entered or open as of the termination or revocation date for the Account from the Assets in the Account.  Client agrees and understands that, upon termination of this Agreement, Investment Manager is under no obligation to recommend any action with regard to securities or other assets held in the Account.

(b)           By executing this Agreement, the parties hereby terminate any existing investment management agreement between the parties that covers the Assets.

11.           Assignment

This Agreement may not be assigned (within the meaning of the Advisers Act, including the rules, regulations, and regulatory guidance thereunder) by either party without the consent of the other party.

12.           Representations and Warranties

(a)           Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform under this Agreement and the transactions contemplated hereby, and that such actions do not conflict with or violate any provision of law or contract.

(b)           Client represents that employment of Investment Manager, including the granting of the right to make decisions with respect to the voting of proxies to Investment Manager or its delegate pursuant to Section 4 of this Agreement, is authorized by, has been accomplished in accordance with, and does not violate the documents governing Client or the Account.

(c)           Client represents that it (i) is experienced in the engagement of investment advisers, (ii) is aware of the risks associated with such engagements, including the risk that the Account could suffer substantial diminution in value, (iii) is a “Qualified Institutional Buyer,” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iv) is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act, and (v) is a “qualified purchaser” as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended.

(d)           Client represents and warrants that the assets contributed by Client to the Account were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and neither Client nor any person controlling or controlled by Client is an individual or entity named on a list of prohibited persons or entities by the U.S. Treasury Department’s Office of Foreign Asset Control.

(e)           Client agrees to notify Investment Manager immediately upon the occurrence of any event which (A) causes a representation or warranty under this Agreement to no longer be true or (B) makes investments made pursuant to this Agreement unlawful or unsuitable for Client or the Account.

(f)           Client represents that the assets in the Account are free from all liens and charges, and Client undertakes that no liens or charges will arise from the act or omissions of Client which may prevent Investment Manager from giving a first priority lien or charge on the assets in connection with Investment Manager’s authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of the Account with respect to any investments made pursuant to this Agreement.

(g)           Client represents that the Custodian is a “qualified custodian” as such term is defined in Rule 206(4)-2 under the Advisers Act and Client hereby authorizes and directs the Custodian to send duplicate copies of the Client’s account statements to Investment Manager.

(h)           Client represents that: (i) Client has authority to appoint other parties as fiduciaries with respect to the Account (as applicable); and (ii) if the assets in the Account represent a portion of the assets of an employee benefit plan (“Plan”), Client will remain responsible for determining an appropriate overall investment policy and diversification and liquidity policy for the assets of such Plan.

(i)           Client represents and warrants that it will deliver to Investment Manager upon request an accurate and complete copy of all documents governing Client and the investment of Client assets (“Client Documents”), investment strategy, guidelines and restrictions set forth in Exhibit A hereto, which Client hereby approves, accurately and completely set forth any limitations or restrictions with respect to Client investments that are contained in the Client Documents.

(j)           Client represents that the assets of the Account are deemed to be assets of plans subject to ERISA or Section 4975of the Internal Revenue Code of 1986, as amended (“Code”) (ii) Client represents that retention of Investment Manager, including the right to make decisions with respect to the voting of proxies, if granted, is authorized by, has been accomplished in accordance with, and does not violate, ERISA or applicable documents governing the Account; (iii) Client agrees to obtain and maintain a bond, satisfying the requirements of Section 412 of ERISA.

(k) Investment Manager represents that:

(i) it is registered as an Investment Adviser under the Investment Advisers Act of 1940 and has obtained and maintains all regulatory and other licenses, authorizations and consents necessary for the performance of its duties and obligations under this agreement;

(ii) it is a “fiduciary” as defined in ERISA with respect to the Assets;

(iii) it meets the requirements of a qualified professional asset manager (“QPAM”) under Prohibited Transaction Exemption 84-14 and shall take such action as may be necessary to maintain qualification as a QPAM and shall notify Client promptly of the loss of QPAM status or the occurrence of any event that results in the loss of QPAM status or the Investment Manager’s ability to rely on Prohibited Transaction Exemption 84-14;

(iv) it shall enter into transactions only if such transactions are exempt under Prohibited Transaction Exemption 84-14, in which case, the Investment Manager shall comply with the requirements of Prohibited Transaction Exemption 84-14, or are otherwise exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code;

(v) it is not prohibited from acting as a fiduciary to an ERISA plan under Section 411 of ERISA and shall promptly notify Client in writing of any event that results in the Investment Manager being prohibited to act as a fiduciary by reason of Section 411 of ERISA;

(vi) it has obtained, and will maintain in full force and effect, the bond required by Section 412 of ERISA;

(vii) it has exercised reasonable care to identify any disclosure requirement or disqualification that exists under Securities Act of 1933, Rule 506(d)(1) with respect to Investment Manager and represents that at time of this Agreement it does not know of any disqualification or any disclosure required to be made pursuant to such Rule 506 regarding Investment Manager; and

(viii) it is not required to be registered with the Commodity Futures Trading Commission or a member of the National Futures Association (“NFA”) as a commodity pool, commodity pool operator or any other registration type and will undertake to notify Client promptly in the event that the Client becomes required to be registered.

(l) Each of the parties to this Agreement represents that it will promptly notify the other party in the event of any material changes to the representations and warranties made hereunder.

13.           Limitation of Liability and Indemnification

(a)           Investment Manager, its affiliates and each of their respective officers, managers, employees, agents, affiliates and representatives will not be liable for (i) any loss, damage, or liability of any kind incurred by Client (including without limitation legal expenses and costs and expenses relating to investigating and defending any claims) by or with respect to the Account unless such losses are actual investment losses (and not incidental or consequential losses or expenses) which are the direct result of an act or omission by Investment Manager which are finally determined by a court of competent jurisdiction to have resulted directly from Investment Manager’s breach of fiduciary duty under ERISA, negligence or willful misconduct in the performance of its obligations as described by this Agreement, or (ii) under any circumstances, any consequential, special or indirect losses or damages which Client may incur or suffer by or as a consequence of Investment Manager’s performance of, or failure to perform, the services to be provided hereunder, whether or not the likelihood of such losses or damages was known by Investment Manager. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Client may have under any federal securities laws or ERISA.

(b)           Notwithstanding the foregoing, Investment Manager shall not have breached any obligation to Client and shall incur no liability from any loss resulting from (i) the actions or inactions of Client or its Custodian or other agents, (ii) Investment Manager following the directions of Client, or not following unlawful or unreasonable directions of Client, (iii) the actions or inactions of brokers or dealers selected by Investment Manager or (iv) force majeure or other events beyond the reasonable control of Investment Manager, including without limitation any failure, default or delay in performance resulting from computer failure or breakdown in communications not reasonably within the control of Investment Manager.

(c)           Client shall indemnify, defend and hold Investment Manager and its officers, managers, employees, agents and representatives harmless from and against any suit, judgment, claim, asserted claim, demand, loss, liability, expense or interest (including legal fees and expenses) (“Losses and Expenses”) arising out of or in connection with this Agreement, excluding however those Losses and Expenses which are finally determined by a court of competent jurisdiction to have resulted directly from Investment Manager’s breach of fiduciary duty under ERISA, negligence or willful misconduct in the performance of its obligations as described by this Agreement.

(d)           Investment Manager does not guarantee the future performance of the Account or any specific level of performance or the success of any investment decision or strategy that Investment Manager may employ in managing the Account.  There can be no assurance that Client’s investment objectives will be achieved.  Client understands that an investment could lose value and the Account could lose money.  Strategies available through Investment Manager may use certain investment vehicles and techniques that carry a higher degree of risk or volatility than other available strategies.

(e)           Investment Manager and any service provider and their respective affiliates, employees and agents shall not be liable for any misstatement or omission contained in any information provided by Client, or for any loss, liability, claim, damage or expense, whatsoever, as incurred, arising out of or attributable to such misstatement or omission.

(f)           This Section 13 shall survive resignation of Investment Manager or the termination of this Agreement.  Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that may not be so limited or waived in accordance with applicable law.

14.           Confidentiality

All information regarding the operations and investments of the Account (including the terms of this Agreement, and the information, investment advice and services provided by Investment Manager hereunder) and information furnished by the parties in performance of this Agreement shall be treated as confidential and shall not be disclosed to third parties except (i) where necessary in order to carry out responsibilities and duties hereunder, (ii) to the parties’ legal counsel, accountants or other professional and other similar advisers, (iii) as required by applicable law or by a regulatory or tax authority with valid jurisdiction, or (iv) if a party becomes legally compelled (by deposition, interrogatory, regulatory or other request for documents, subpoena, civil investigative demand or similar process) to do so, and then only to the extent of such legal compulsion; provided, further, that in the event of legal compulsion to disclose the terms hereof, the party subject to such legal process shall, in all cases where practicable (a) first notify the other party of such legal process, unless such notice is prohibited by statute, rule or court order, (b) attempt to obtain the other party’s consent to such disclosure, and (c) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to frustrate the production or publication of information.  In making any disclosure under such legal process, a disclosing party agrees to use all reasonable efforts to preserve the confidential nature of such information.  In addition, Investment Manager may disclose Client’s non-public personal information as permitted by applicable laws, including without limitation, Regulation S-P of the U. S. Securities and Exchange Commission.

15.           Entire Agreement; Amendment; Headings

This Agreement, including the Exhibits hereto, constitutes the entire agreement of the parties with respect to management of the Account and can be amended only by a written document signed by both parties. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.           Governing Law; Successors Bound

(a)           To the extent that state law shall not have been preempted by the provisions of any applicable laws of the United States, this Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of Delaware (without regard to the choice of law provisions of Delaware or any other jurisdiction).

(b)           Subject to all terms and provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.           Waiver of Jury Trial

Each of the parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any dispute that arises or is related to the negotiation, execution, performance or non-performance, interpretation, termination or construction of this Agreement, and any other document or instrument delivered pursuant hereto, and all matters based upon, arising out of or related to the foregoing (whether in contract, tort, equity law or statute.)

18.           Severability

Each provision of this Agreement is intended to be severable from the others, so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

19.           Disclosure Statement

Client acknowledges receipt of Investment Manager’s Disclosure Statement and Brochure Supplement before, but not later than, the date of execution of this Agreement. Accordingly, Client shall have the option to terminate this Agreement without penalty within five (5) business days after the date of its execution by providing written notice to Investment Manager within such period; provided, however, that any investment action taken by Investment Manager with respect to the Account before the effective date of such termination shall be at Client’s sole risk.

20.           Name Authorization

Notwithstanding the provisions in Section 14 hereto, Client authorizes Investment Manager to use Client’s legal name and trade name (if any) whenever required to be disclosed by process of law or pursuant to applicable law or regulation.

21.           Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

22.           Agents:  Client’s Adviser

(a)           Investment Manager may, with full discretion, execute any of its powers under this Agreement and perform the duties required of the Investment Manager by and through attorneys, agents, affiliates or subsidiaries to the extent not limited herein.  Investment Manager shall not be responsible for the performance or supervision of or liable for the default or negligence of any such person selected by Investment Manager with reasonable care, except for any such liability provided for under Section 13 hereto, or of any broker or agent engaged in the purchase, sale or exchange of any Asset.

(b)           Client may designate one or more third parties (“Client’s Adviser”) to give notices, directions and/or approvals to Investment Manager that Client is otherwise authorized to give under this Agreement.  Such designation shall be in the form of a Power of Attorney or other documentation in conformance with applicable law delivered to Investment Manager, and Investment Manager shall continue to rely upon such designation until Investment Manager’s receipt of written notification that such designation is terminated by Client.  Client’s Adviser shall not be an agent of Investment Manager and Investment Manager shall have no duty to supervise Client’s Adviser and shall not be responsible for the performance of or liable for the default, negligence or willful misconduct of any Client’s Adviser.

23.           Communications and Notice

(a)           All instructions by Client to Investment Manager shall be in writing, including but not limited such instructions given by any other person authorized to act on Client’s behalf (“Authorized Person”), whose signatures shall be set forth in accordance with Appendix I.

(b)           The Investment Manager will be required to act only upon originally signed written  instructions, prior approval, revocation of instructions or notice of termination (“Instruction”) received by Investment Manager’s employees assigned responsibility for the Client’s Account (“account officer(s)”).  For the purposes of this Agreement, telephone, telephone voice messaging, facsimile transmission, telex, electronic mail and other forms of telephonic or electronic communication, as well as all forms of oral communication, shall not be deemed to be “in writing” or “written.”  The following provisions apply with respect to this Section:

(i)           Notwithstanding the foregoing, the Investment Manager may, in its sole discretion, conclusively rely and act upon any form of Instruction which it believes to be genuine.

(ii)           Client may not rely upon the Investment Manager’s receipt of any such Instruction until and unless the Client’s account officer has confirmed to Client that the Instruction has been received and accepted by Investment Manager.

(iii)           Client may by Instruction direct the Investment Manager to accept Instruction from persons authorized in writing by Client, in a form acceptable to the Investment Manager. The Investment Manager may conclusively rely on the most recent designation of such authorized persons furnished to it by Client until it receives written notification from Client to the contrary.
(iv)           The Investment Manager’s execution of any Instruction requires a commercially reasonable period of time for processing and is subject to the Investment Manager’s customary processing deadlines and applicable market closings.

(c)           Instructions, including any notice or other communications required or contemplated by this Agreement, shall be made in writing and sent in person, by U.S. mail, by overnight mail, or by facsimile transmission (with hard copy sent by U.S. mail) and shall be deemed given upon receipt, addressed as follows:

If to Client:	Campbell & Company, Inc.
Thomas P. Lloyd, General Counsel
2850 Quarry Lake Drive
Baltimore, MD 21209
legal@campbell.com

If to Investment Manager:	PNC Capital Advisors, LLC
1900 East 9th Street, 14th Floor
Cleveland OH 44114
Attention: Laura M. Carr, Managing Director

With a copy to:	PNC Legal Department
1600 Market Street, 28th Floor
Philadelphia PA 19103
Attention: Robert L. Tuleya, Senior Counsel

(d)           Each party shall, by written notice, promptly inform the other party of any change of address.  Investment Manager may, in its sole discretion, conclusively rely and act upon any form of instruction or other communication from any Authorized Person, even if Investment Manager fails to confirm receipt of such Instruction or Client fails to provide subsequent written confirmation.

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[Signature page follows]

The undersigned person(s) acknowledge that Client has read the Agreement set forth above and below and together with the Investment Manager adopts and agrees to be bound by the Agreement.

CLIENT: CAMPBELL STRATEGIC ALLOCATION FUND
Tax ID Number: 52-1823554

By:  /s/ Thomas P. Lloyd
Thomas P. Lloyd, General Counsel, Campbell & Company, Inc.
(General Partner of the Campbell Strategic Allocation Fund)

By:   /s/ Gregory T. Donovan
Gregory T. Donovan, Chief Financial Officer, Campbell & Company, Inc.
(General Partner of the Campbell Strategic Allocation Fund)

Date: February 27, 2014

PNC CAPITAL ADVISORS, LLC

By:  /s/ Matt Rockstroh
Matt Rockstroh, Managing Director

Date: February 27, 2014

APPENDIX I
PNC CAPITAL ADVISORS, LLC
INVESTMENT MANAGEMENT AGREEMENT

The following named persons are officers, fiduciaries or other persons duly elected or appointed and authorized to sign written instructions or issue oral instructions on behalf of Client under this Investment Management Agreement.  The following number of signatures is required to give Instructions: __1__ (insert number).

Any one (1) of the following authorized signer of Campbell & Company, Inc. is permitted to give instructions under this agreement, provided that legal agreements must be signed by two (2) authorized signers.

G. William Andrews, Chief Executive Officer
D. Keith Campbell, Chairman
Gregory T. Donovan, Chief Financial Officer
Michael S. Harris, President
Thomas P. Lloyd, General Counsel

Date: February 27, 2014

CAMPBELL STRATEGIC ALLOCATION FUND

By:  /s/ Thomas P. Lloyd
Thomas P. Lloyd, General Counsel, Campbell & Company, Inc.
(General Partner of the Campbell Strategic Allocation Fund)

By: /s/ Gregory T. Donovan
Gregory T. Donovan, Chief Financial Officer, Campbell & Company, Inc.
(General Partner of the Campbell Strategic Allocation Fund)

EXHIBIT A

INVESTMENT POLICY STATEMENT

Investment Strategy:  Taxable Fixed Income- Custom Cash Management Strategy

Investment Policy Guidelines and Restrictions: (See Attached Investment Policy Statement)

EXHIBIT B

SCHEDULE OF FEES

REDACTED